Exhibit 99

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Thomas E. O’Hern, the Chief Executive Officer, and Matthew J. Mason, the Chief Financial Officer of The Macerich Property Management Company Profit Sharing Plan (the “Plan”), pursuant to 18 U.S.C. §1350, hereby certify that:

(i)                                     the Annual Report on Form 11-K for the year ended December 31, 2002 of the Plan (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 26, 2003

By: /s/ Thomas E. O’Hern
Thomas E. O’Hern

By: /s/ Matthew J. Mason
Matthew J. Mason

A signed original of this written statement required by Section 906 has been provided to The Macerich Company and will be retained by The Macerich Company and furnished to the Securities and Exchange Commission or its staff upon request.